EXECUTION COPY


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                        U.S. BANK NATIONAL ASSOCIATION,

                             as Indenture Trustee,

                         WACHOVIA CAPITAL MARKETS, LLC,

                                as Auction Agent

                                      and

                      WACHOVIA ASSET SECURITIZATION, INC.,

                         as Holder of the Certificates

                           -------------------------

                            AUCTION AGENT AGREEMENT

                            Dated as of July 2, 2003

                           -------------------------




                      Wachovia Asset Securitization, Inc.
                             Series 2003-HE2 Trust
                      Asset-Backed Notes, Series 2003-HE2



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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

Section 1.  Definitions and Rules of Construction..............................1

        1.1.  Terms Defined by Reference to Indenture..........................1

        1.2.  Terms Defined Herein.............................................1

        1.3.  Rules of Construction............................................2

Section 2.  The Auction........................................................3

        2.1.  Incorporation by Reference of Auction Procedures and Settlement
              Procedures.......................................................3

        2.2.  Preparation of Each Auction; Maintenance of Existing Noteholder
              Registry.........................................................3

        2.3.  All Hold Rates, Maximum Auction Rates, Class A-II-2 Net WAC Rate
              and LIBOR........................................................5

        2.4.  Auction Schedule.................................................5

        2.5.  Changes in Auction Date..........................................6

        2.6.  Notices to Existing Noteholder...................................6

        2.7.  Broker-Dealers...................................................6

        2.8.  Access to and Maintenance of Auction Records.....................7

Section 3.  Representations and Warranties of the Auction Agent................7

Section 4.  The Auction Agent..................................................8

        4.1.  Duties and Responsibilities......................................8

        4.2.  Rights of the Auction Agent......................................8

        4.3.  Auction Agent's Disclaimer.......................................9

        4.4.  Compensation and Indemnification.................................9

Section 5.  Miscellaneous......................................................9

        5.1.  Term of Agreement................................................9

        5.2.  Communications..................................................10

        5.3. Entire Agreement.................................................11

        5.4.  Benefits........................................................11

        5.5. Amendment, Waiver................................................11

        5.6. Successor and Assign.............................................12

        5.7.  Severability....................................................12

        5.8. Execution in Counterparts........................................12

        5.9. Governing Law....................................................12

        5.10. Indenture Trustee...............................................12

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EXHIBIT A LIST OF INITIAL BROKER-DEALERS.....................................A-1

EXHIBIT B FORM OF BROKER-DEALER AGREEMENT....................................B-1

EXHIBIT C NOTICE OF NOTES OUTSTANDING........................................C-1

EXHIBIT D SETTLEMENT PROCEDURES..............................................D-1

                                       ii

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                            AUCTION AGENT AGREEMENT

          THIS AUCTION AGENT AGREEMENT, dated as of July 2, 2003 (the "Auction Agent Agreement"), is being entered into among (i) U.S. Bank National
Association, acting not in its individual capacity but solely as Indenture Trustee (together with any successors or assigns, the "Indenture Trustee") under the Indenture (as defined herein), (ii) Wachovia Asset Securitization, Inc., solely as Holder of the Certificates ("WASI") and (iii) Wachovia Capital Markets, LLC (together with its successors and assigns, the "Auction Agent'), acting not in its individual capacity but solely as agent for the Indenture Trustee.

          Pursuant to the Indenture, dated as of July 2, 2003 (the "Indenture"), by and among Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as the issuer (the "Issuer"), the Indenture Trustee and Wachovia Bank, National Association, as paying agent (the "Paying Agent"), the Issuer will cause the Indenture Trustee to authenticate and deliver up to $1,250,000,000 aggregate principal amount of Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2 (the "Notes"). The Note Rate for the Class A-II-2 Notes (the "Auction Notes") will be based on the Auction Procedures. Pursuant to Section 2.1.5 of Annex I to the Indenture, the Auction Agent has been appointed to act in the capacities set forth in this Auction Agent Agreement with respect to the Auction Notes.

          The Indenture Trustee is entering into this Auction Agent Agreement at the direction of the Seller pursuant to the terms of the Indenture.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties listed on the signature page hereto, agree as follows:

     Section 1. Definitions and Rules of Construction.

          1.1. Terms Defined by Reference to Indenture. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture and if not defined therein, then in the Broker-Dealer Agreement.

          1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms have the following meanings, unless the context otherwise requires:

          "Auction" shall have the meaning specified in Section 2.1 hereof.

          "Auction Agent Fee" shall have the meaning specified in Section 4.4(a) hereof.

          "Auction Date" shall have the meaning specified in Annex I to the Indenture.

          "Auction Procedures" shall mean, with respect to the Auction Notes, the provisions that are set forth in Sections 2.1.1 through 2.1.7, inclusive, of Annex I to the Indenture.

          "Broker-Dealer" shall mean a person listed on Exhibit A hereto, as such Exhibit A may be amended from time to time.

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          "Broker-Dealer  Agreement" shall mean each agreement among the Auction
Agent, the Holder of the Certificates and a Broker-Dealer substantially in the form attached hereto as Exhibit B.

          "Depository" shall mean the Depository Trust Company, or any successor thereto.

          "Existing Noteholder Registry" shall mean the register maintained by the Auction Agent pursuant to Section 2.2(c) hereof.

          "Holder of the Certificates" shall mean the Holders of at least a majority Percentage Interest in the Certificates.

          "Market Agent" shall mean Wachovia Capital Markets, LLC, or any successor thereto.

          "Notice of Notes Outstanding" shall mean a notice substantially in the form of Exhibit C hereto.

          "Notice of Failure to Deliver or Make Payment" shall mean a notice substantially in the form of Exhibit D to the Broker-Dealer

Agreement.

          "Notice of Transfer" shall mean a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement.

          "Participant"   shall  mean  a  member  of,  or  participant  in,  the
Depository.

          "Responsible Auction Agent Officer" shall mean, with respect to the Auction Agent, each Managing Director, Vice President, Assistant Vice President, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as a "Responsible Auction Agent Officer" for purposes hereof in a communication to the Indenture Trustee.

          "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit D hereto.

          1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Auction Agent Agreement:

               (a) Words importing the singular number shall include the plural number and vice versa.

               (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Auction Agent Agreement nor shall they affect its meaning, construction or effect.

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               (c) The words  "hereof,"  "herein,"  "hereto"  and other words of similar import refer to this Auction Agent Agreement as a whole.

               (d) All references herein to a particular time of day shall be to New York City time.

     Section 2. The Auction.

          2.1. Incorporation by Reference of Auction Procedures and Settlement Procedures.

               (a) Pursuant to Section 2.1.5 of Annex I to the Indenture, Wachovia Capital Markets, LLC has been appointed as the initial Auction Agent for purposes of the Auction Procedures and to perform such other obligations and duties as are herein set forth. Wachovia Capital Markets, LLC hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of, among other things, determining for the Auction Notes the Auction Rate, and the Note Rate for the Auction Notes for each Interest Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

               (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          2.2. Preparation of Each Auction; Maintenance of Existing Noteholder Registry.

               (a) A list of Broker-Dealers (showing Wachovia Capital Markets, LLC as the initial Broker-Dealer) is attached as Exhibit A hereto. Not later than seven days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, WASI will notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement manually signed and duly executed by such Broker Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

               (b) In the event that any day that is scheduled to be an Auction Date shall be changed after the Auction Agent shall have given the notice of such Auction Date pursuant to clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 A.M. on the new Auction Date and 9:15 A.M. on the old Auction Date.

               (c) (i) The Auction Agent shall maintain a current registry of Persons that are Broker-Dealers, compiled initially on the Closing Date as described below, and Persons that hold Auction Notes for purposes of dealing with the Auction Agent in

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connection  with an Auction  (such  registry  being herein  called the "Existing
Noteholder Registry"). Such Persons shall constitute the "Existing Noteholders" for purposes of dealing with the Auction Agent in connection with an Auction. The Auction Agent shall indicate in the Existing Noteholder Registry for each Existing Noteholder the identity of the Broker-Dealer which submitted the most recent Order in any Auction which resulted in such Existing Noteholder continuing to hold or purchasing the Auction Notes. The Auction Agent may
conclusively   rely  upon,  as  evidence  of  the  identities  of  the  Existing
Noteholders, such list, the results of each Auction and notices from any Existing Noteholder, Participant of any Existing Noteholder or Broker-Dealer of any Existing Noteholder.

               (ii) The Indenture Trustee shall, based solely on the information set forth in the Servicer Certificate with respect to the related Payment Date, notify the Auction Agent in writing when any notice of principal payment of the Auction Notes is sent to the Depository as the owner of such Auction Notes not later than 11:00 A.M. on the date such notice is sent. Such notice shall be substantially in the form of Exhibit C hereto. In the event the Auction Agent receives from the Indenture Trustee written notice of any payment of principal of the Auction Notes, the Auction Agent shall, at least two Business Days prior to the next Auction, request each Participant to disclose to the Auction Agent (upon selection by such Participant of the Existing Noteholders whose Auction Notes are to receive principal payments) the aggregate principal amount of such Auction Notes of each such Existing Noteholder, if any, which are to be paid; provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Participant from which it is to request such information. In the absence of receiving any such information with respect to any Existing Noteholder from such Existing Noteholder's Participant or otherwise, the Auction Agent may continue to treat such Existing Noteholder as the beneficial owner of the principal amount of the Auction Notes shown in the Existing Noteholder Registry.

               (iii) The Auction Agent shall be required to register in the Existing Noteholder
Registry a transfer of Auction Notes from an Existing Noteholder to another Person only if such transfer is made to a Person through a Broker-Dealer and if
(A) such transfer is pursuant to an Auction or (B) the Auction Agent has been notified in writing (1) in a notice substantially in the form of a Notice of Transfer by such Existing Noteholder, by the Participant of such Existing Noteholder or by the Broker-Dealer of such Existing Noteholder of such transfer or (2) in a notice substantially in the form of a Notice of Failure to Deliver or Make Payment by the Broker-Dealer of any Person that purchased or sold Auction Notes in an Auction of such Auction Notes to be transferred as a result of the Auction. The Auction Agent is not required to accept any Notice of Transfer or Notice of Failure to Deliver or Make Payment delivered prior to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

               (d) The Auction Agent may request that the Broker-Dealers, as set forth in the Broker-Dealer Agreements, provide the Auction Agent with the aggregate principal amount of Auction Notes held by such Broker-Dealers for purposes of the Existing Noteholder Registry. Except as permitted by Section 2.8 hereof, the Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any person other than the relevant Broker-Dealer and the Indenture Trustee, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful or would expose the Auction Agent to liability, loss, claim or damage for which the Auction Agent has not previously received indemnity reasonably satisfactory to it.

                                       4

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               (e) The  Auction  Agent  shall send by telecopy or other means as soon as reasonably practicable, but in no event later than the next Business Day, a copy of any Notice of Notes Outstanding received from the Indenture Trustee, to each Broker-Dealer in accordance with Section 4.3 of the applicable Broker-Dealer Agreement.

          2.3. All Hold Rates, Maximum Auction Rates, Class A-II-2 Net WAC Rate and LIBOR.

               (a) On each Auction Date, the Auction Agent shall determine the All Hold Rate, the Maximum Auction Rate and, as provided by the Servicer, and to the extent so provided, the Class A-II-2 Net WAC Rate and LIBOR. Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Servicer and the Broker-Dealer of the All Hold Rate, the Maximum Auction Rate, the Class A-II-2 Net WAC Rate and LIBOR, as so determined. Pursuant to Section 3.23 of the Servicing Agreement, in the event that the Auction Notes are not rated "AAA" by S&P and "Aaa" by Moody's at any time on or after the Closing Date, the Servicer is to give written notice to the Auction Agent of any such event within three
(3) Business Days of its receipt of notice of such change, but not later than one (1) Business Day immediately preceding an Auction Date if the Servicer had actual knowledge or has received written notice of such change prior to 12:00 noon on such Business Day, and the Auction Agent shall take into account such change for purposes hereof and any Auction, so long as such notice is received by the Auction Agent no later than the close of business on such Business Day.

               (b) (i) If, on any Auction Date for an Interest Period, an Auction is not held for any reason, then (except as provided in clauses (ii) and (iii) below) the Note Rate on the Auction Notes for the next succeeding Interest Period shall, pursuant to Annex I to the Indenture, and as calculated by the Servicer, equal the lesser of the Maximum Auction Rate and the Class A-II-2 Net WAC Rate.

               (ii) If the ownership of the Auction Notes is no longer maintained in Book-Entry Form by the Depository, no further Auctions shall be held and the Note Rate on such Auction Notes for each applicable Interest Period commencing after the delivery of certificated Auction Notes shall, pursuant to the Indenture, equal the lesser of the Class A-II-2 Net WAC Rate and the Maximum Auction Rate on the Business Day immediately preceding the first day of each such applicable subsequent Interest Period as provided in the Indenture.

          2.4. Auction Schedule. The Auction Agent shall conduct Auctions on the Auction Date in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of WASI and the Market Agent, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give notice pursuant to Section 4.3 of the applicable Broker-Dealer Agreement of any such change to each Broker-Dealer. Such notice shall be given prior to the first Auction Date on which any such change shall be effective.

By 9:30 A.M.                     The Auction Agent advises the Servicer and the
                                 Broker-Dealers of the Maximum Auction Rate, the
                                 All Hold Rate and, as provided by the Servicer, the Class A-II-2 Net WAC Rate with respect to the Auction Date and LIBOR, to be used in determining the Auction Rate under the Auction
                                 Procedures, the Indenture and this Auction
                                 Agent Agreement.

                                       5

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9:30 A.M. - 1:00 P.M.            The Auction Agent assembles information
                                 communicated to it by Broker-Dealers as
                                 provided in Section 2.1.1(c)(i) of Annex I to the Indenture. The Submission Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.       The Auction Agent makes the determination
                                 pursuant to Section 2.1.1(c)(i) of Annex I to the Indenture.

By approximately                 The Auction Agent advises the Servicer of the
3:00 P.M.* or 4:00 P.M.          results of the Auction as provided in Section
P.M.**                           2.1.1(c)(ii) of Annex I to the Indenture.
                                 Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and Auction Notes allocated as provided in Section
                                 2.1.1(d) of Annex I to the Indenture.

*  If the Note Rate is the Auction Rate.
** If the Note Rate is the Class A-II-2 Net WAC Rate.

          The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures. In accordance with Section 2.1.1(c)(ii) of Annex I to the Indenture, the Auction Agent shall give written notice to the Servicer of the Note Rate.

          2.5. Changes in Auction Date. The Auction Agent shall mail any notice delivered to it pursuant to Section 2.1.7 of Annex I to the Indenture to the Broker-Dealers within three (3) Business Days of its receipt thereof.

          2.6. Notices to Existing Noteholder. The Auction Agent shall be entitled to rely upon the address of each Broker-Dealer as provided in Section
4.3 of the applicable Broker-Dealer Agreement in connection with any notice to each Broker-Dealer, as an Existing Noteholder, required to be given by the Auction Agent.

          2.7. Broker-Dealers.

               (a) If the Auction Agent is provided with a copy of a Broker-Dealer Agreement, which has been manually signed, with any person listed on Exhibit A hereto to which WASI shall have consented, it shall enter into such Broker-Dealer Agreement with such person. WASI hereby consents to Wachovia Capital Markets, LLC as the initial Broker-Dealer.

               (b) The Auction Agent may, with the prior written consent of WASI, so long as Wachovia Capital Markets, LLC is acting as a Broker-Dealer, enter into a Broker-Dealer Agreement with any other person who requests to be selected to act as a Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

               (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein at the written direction of WASI.

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          2.8. Access to and Maintenance of Auction  Records.  The Auction Agent
shall afford to WASI and its respective agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at no cost to the Auction Agent) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant, or counsel shall furnish the Auction Agent with a letter from the Indenture Trustee requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by WASI to maintain such records for such longer period not in excess of four years, then for such longer period), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder. At the end of such period, the Auction Agent shall deliver such records to WASI if so requested in writing. WASI agrees to keep any information regarding the conduct and results of the Auctions, including without limitation information regarding customers of any Broker-Dealer, received from the Auction Agent in connection with this Auction Agent Agreement confidential and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.8, except as may otherwise be required by applicable law or regulation. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, except as may otherwise be required by applicable law or regulation. The Auction Agent shall not be responsible or liable for any actions of WASI or its agents, accountants or counsel for passing on such confidential information as a result of access to such records and information.

     Section 3. Representations and Warranties of the Auction Agent.

               The Auction Agent hereby represents and warrants to WASI that the Auction Agent (i) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of North Carolina, and
(ii) has all necessary authority to enter into and perform its obligations under this Auction Agent Agreement. This Auction Agent Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid, binding and enforceable obligation of the Auction Agent.

     Section 4. The Auction Agent.

          4.1. Duties and Responsibilities.

               (a) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Auction Agent Agreement, and no implied covenants or obligations shall be read into this Auction Agent Agreement by means of the provisions of the Indenture, anything set forth in the Prospectus or Prospectus Supplement forming a part of the Registration Statement on Form S-3 (No. 333-97457), or any other offering material prepared in connection with the offer and sale of the Auction Notes, or otherwise against the Auction Agent.

               (b) In the absence of bad faith or negligence on its part, the Auction Agent, whether acting directly or through agents or attorneys as provided in Section 4.2(d), shall

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not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under this Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

               (c) The Auction Agent shall not agree to any amendment to a Broker-Dealer Agreement without the prior written consent of WASI, which consent shall not be unreasonably withheld or delayed.

          4.2. Rights of the Auction Agent.

               (a) The Auction Agent may conclusively rely on and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, form of bond certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction
Agent believes in good faith to have been given by the Servicer or by a Broker-Dealer. The Auction Agent may record telephone communications with the Servicer and the Servicer may record telephone conversations with the Auction Agent.

               (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

               (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

               (e) The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Auction Notes under federal or state securities laws.

          4.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to the correctness, validity, adequacy of accuracy of the recitals in or the adequacy or validity of this Auction Agent Agreement or the Broker-Dealer Agreement or the validity or adequacy of the Auction Notes.

          4.4. Compensation and Indemnification.

               (a) On the Closing Date, the Auction Agent shall be entitled to a one-time fee in the amount of $17,500 (the "Auction Agent Fee") for it's services hereunder.

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               (b) To the extent funds are available pursuant to Section 3.05(a)
of the Indenture, the Auction Agent shall be indemnified and held harmless by the Trust Estate, and to the extent funds are not available pursuant to Section 3.05(a) of the Indenture, the Holder of the Certificates, shall indemnify and hold harmless the Auction Agent and its directors, officers, agents and employees for and against any loss, liability or expense incurred without negligence or bad faith on the part of the Auction Agent or its directors, officers, agents or employees, arising out of or in connection with the acceptance or administration of its agency under this Auction Agent Agreement and the Broker-Dealer Agreement or the transactions contemplated by the Indenture, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder and of enforcing this indemnification provision; provided that the Trust Estate or Holder of the Certificates, as applicable, shall not indemnify the Auction Agent pursuant to this Section 4.4(b) for any fees and expenses incurred by the negligence or willful misconduct of the Auction Agent or incurred by the Auction Agent in the normal course of performing its duties hereunder and under the Broker-Dealer Agreement (such normal course fees and expenses being payable as provided in Section 4.4(a) above).

     Section 5. Miscellaneous.

          5.1. Term of Agreement.

               (a) This Auction Agent  Agreement  shall terminate on the earlier to occur of (i) the satisfaction and discharge of the Indenture with respect to the Auction Notes or this Auction Agent Agreement and (ii) the date on which this Auction Agent Agreement is terminated in accordance with this Section 5.1. The Indenture Trustee may terminate this Auction Agent Agreement in accordance with Section 2.1.5(a) of Annex I to the Indenture. The Auction Agent may terminate this Auction Agent Agreement upon written notice to the Indenture Trustee, the Servicer and the Market Agent on the date specified in such notice, which date shall be no earlier than 90 days after the date of delivery of such notice. Notwithstanding the foregoing, the provisions of Section 2 hereof shall terminate with respect to the Auction Notes, upon the delivery of notes representing Auction Notes pursuant to Section 4.08 of the Indenture. Notwithstanding the foregoing, the Auction Agent may terminate this Agreement without further notice if, within 25 days after notifying in writing the Indenture Trustee, the Servicer and the Market Agent that it has not received payment of any Auction Agent Fee due it in accordance with the terms hereof, the Auction Agent does not receive such payment. Any resignation of the Auction Agent or termination of the Auction Agent Agreement shall not become effective until a successor Auction Agent has been appointed and acceptance of such appointment by such successor Auction Agent. However, if a successor Auction Agent shall not have been appointed within 60 days from the date of such notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a successor Auction Agent.

               (b) Except as otherwise provided in this Section 5.1(b), the respective rights and duties of the Indenture Trustee, WASI and the Auction Agent under this Auction Agent Agreement shall cease upon termination of this Auction Agent Agreement. The Auction Agent's representations, warranties, covenants and obligations under Sections 3 and 4 hereof, shall survive the termination of this Auction Agent Agreement subject to Section 5.10 hereof.

Upon termination of this Auction Agent Agreement, the Auction Agent shall promptly deliver to WASI upon prior written request copies of all books and records maintained by it with respect to the Auction Notes in connection with its duties hereunder.

          5.2. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Auction Agent Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party addressed to it at its address, or facsimile number set below:

If to the Indenture Trustee,
addressed:                      U.S. Bank National Association
                                180 East Fifth Street
                                St. Paul, Minnesota
                                55101 Attention: Corporate Trust Services-
                                WASI Series 2003-HE2

If to the Auction Agent,
addressed:                      Wachovia Capital Markets, LLC
                                One Wachovia Center, 301 South College Street
                                Charlotte, North Carolina 28288
                                Attention: Robert Perret
                                Facsimile: (704) 383-8121

If to Wachovia Asset
Securitization, Inc,            Wachovia Asset Securitization, Inc.
addressed:                      8739 Research Drive, NC0121-Suite D
                                Charlotte, North Carolina 28288-0121
                                Attention: Robert J. Perret
                                Facsimile: (704) 383-8121

If to the Servicer,             Wachovia Bank, National Association
addressed:                      One Wachovia Center, 18th Floor
                                Charlotte, North Carolina 28288-0572
                                Attention: David Mason
                                Re: Wachovia Asset Securitization 2003-HE2 Trust
                                Facsimile: (704) 383-3878
If to the Market Agent,
addressed:                      Wachovia Capital Markets, LLC
                                One Wachovia Center, 301 South College Street
                                Charlotte, North Carolina 28288
                                Attention: Robert Perret
                                Facsimile: (704) 383-8121
or such other address, telephone or facsimile number as such party may hereafter specify for such purpose by notice in writing to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Auction Agent by a Responsible Auction Agent Officer.

          5.3. Entire Agreement. This Auction Agent Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred between the parties relating to the subject matter hereof.

          5.4. Benefits. Nothing herein, express or implied, shall give to any person, other than the Indenture Trustee, the Auction Agent, the Servicer, the Market Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder. The Market Agent shall be designated as a third-party beneficiary under this Auction Agent Agreement.

          5.5. Amendment, Waiver.

               (a) This Auction Agent Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by duly authorized representatives of the parties hereto.

               (b) The Indenture Trustee shall not enter into or approve any amendment of or supplement to the Indenture which materially affects the Auction Agent's duties or obligations under the Indenture without obtaining the prior written consent of the Auction Agent. The Indenture Trustee shall promptly notify the Auction Agent of any amendment of or supplement to the Indenture and shall provide a copy thereof to the Auction Agent upon request.

               (c) Failure of a party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          5.6. Successor and Assign. This Auction Agent Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Indenture Trustee, the Holder of the Certificates and the Auction Agent. This Auction Agent Agreement may not be assigned by any party hereto absent the prior written consent of the other parties hereto, which consents shall not be unreasonably withheld. In addition, the Holder of the Certificates may not assign its interest in the Certificates without the prior written consent of the Auction Agent, which consent shall not be unreasonably withheld.

          5.7. Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          5.8. Execution in Counterparts. This Auction Agent Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          5.9. Governing Law. This Auction Agent Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state, it being understood that U.S. Bank National Association is entering into this Agreement solely in its capacity as Indenture Trustee and none of such obligations shall be the obligations of U.S. Bank National Association in its individual capacity.

          5.10 Indenture Trustee. All privileges, rights and immunities given to the Indenture Trustee in the Indenture are herebyextended to and applicable to the Indenture Trustee's obligations hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Auction Agent Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                          U.S. BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity but
                                          solely as Indenture Trustee



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          WACHOVIA CAPITAL MARKETS, LLC,
                                          as Auction Agent



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          WACHOVIA ASSET SECURITIZATION, INC.,
                                          not in its individual capacity but
                                          solely as Holder of the Certificates


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A

                         LIST OF INITIAL BROKER-DEALERS
                         ------------------------------

                         Wachovia Capital Markets, LLC

                                   EXHIBIT B

                       FORM OF BROKER - DEALER AGREEMENT
                       ---------------------------------

                                 (See attached)

                                   EXHIBIT C

                          NOTICE OF NOTES OUTSTANDING

                      WACHOVIA ASSET SECURITIZATION, INC.

                                 2003-HE2 TRUST

                      ASSET-BACKED NOTES, SERIES 2003-HE2

          NOTICE  IS  HEREBY  GIVEN  that $                 aggregate  principal
                                           ----------------
amounts of Class A-II-2 Notes were Outstanding at the close of business on the immediately preceding Record Date. Such aggregate principal amount of Class
A-II-2 Notes, less $            aggregate principal amount of Class A-II-2 Notes
                    -----------
to be repaid pursuant to the Indenture,  for a net aggregate principal amount of
Class  A-II-2  Notes of  $               will be  available  on the next Auction
                          --------------
scheduled to be held on                  .
                        ---------------

          Terms used herein have the meanings set forth in the Notes relating to the above-referenced issue.

                                          [         ], as Indenture Trustee
                                           ---------

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                          Date:
                                               ---------------------------------

                                   EXHIBIT D

                             SETTLEMENT PROCEDURES

          If not otherwise defined below, capitalized terms used herein shall have the meanings given such terms in the Indenture.

          (a) Not later than (1) 3:00 P.M. if the related Note Rate for a Class A-II-2 Note is the Auction Rate or (2) 4:00 P.M. if the related Note Rate for a Class A-II-2 Note is the Class A-II-2 Net WAC Rate on each Auction Date, the Auction Agent shall notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Noteholder or Potential Noteholder of:

                (i) the related Note Rate for the Class A-II-2 Notes for the next Interest Period;

                (ii) whether there were Sufficient Bids in such Auction;

                (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Noteholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of the Class A-II-2 Notes, if any, to be sold by such Existing Noteholder;

                (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Noteholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of the Class A-II-2 Notes, if any, to be purchased by such Potential Noteholder;

                (v) if the aggregate amount of the Class A-II-2 Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of the Class A-II-2 Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of the Class A-II-2 Notes and the principal amount of the Class A-II-2 Notes to be purchased from one or more Existing Noteholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Noteholders on whose behalf each of such Buyer's Broker-Dealers acted;

                (vi) if the principal amount of the Class A-II-2 Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of the Class A-II-2 Notes to be sold by all Existing Noteholders on whose behalf such Sellers' Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Sellers' Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of the Class A-II-2 Notes and the principal amount of the Class A-II-2 Notes to be sold to one or more Potential Noteholders on whose behalf such Buyer's Broker-

          Dealer acted by one or more Existing Noteholders on whose behalf each of such Seller's Broker-Dealers acted; and

          (vii) the Auction Date for the next succeeding Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Noteholder or Potential Noteholder shall:

               (i) advise each Existing Noteholder and Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

               (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Noteholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Noteholder's Participant to pay such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Class A-II-2 Notes to be purchased pursuant to such Bid against receipt of such Class A-II-2 Notes, together with accrued interest;

                (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Noteholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Noteholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of the Class A-II-2 Notes to be sold pursuant to such Order against payment therefor;

                (iv) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order and each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid of the Note Rate for the next Interest Period;

                (v) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

                (vi) advise each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Class A-II-2 Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Noteholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Noteholders, if any, on whose behalf such
Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

          (d) On each Auction Date:

                (i) each Potential Noteholder and Existing Noteholder with an Order in the Auction on such Auction Date shall instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

                (ii) each Seller's Broker-Dealer that is not a Participant of the Depository shall instruct its Participant to deliver such Class A-II-2 Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to
          (a)(v) above against payment therefor; and

                 (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository shall instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase Class A-II-2 Notes to be purchased pursuant to (b)(ii) above against receipt of such Notes.

          (e) On the Business Day following each Auction Date:

              (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above shall instruct the Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and the Depository shall execute such transactions;

              (ii) each Seller's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in
          (d)(ii) above for such Auction, and the Depository shall execute such transactions; and

              (iii) each Buyer's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in
          (d)(iii) above for such Auction, and the Depository shall execute such transactions.

          (f) If an Existing Noteholder selling Class A-II-2 Notes in an Auction fails to deliver such Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Noteholder on behalf of which it submitted a Bid that was accepted a principal amount of the Class A-II-2 Notes that is less than the principal amount of such Class A-II-2 Notes that otherwise was to be purchased by such Potential Noteholder. In such event, the principal amount of the Class A-II-2 Notes to be so delivered shall be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of the Class A-II-2 Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Class A-II-2 Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. None of the Indenture Trustee, the Paying Agent or the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of Class A-II-2 Notes purchased or sold pursuant to an Auction or otherwise.